UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2006 (July 13, 2006)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 17, 2006, Nationwide Bank, a subsidiary of Nationwide Financial Services, Inc. (NFS), issued a press release announcing that it has elected Anne L. Arvia as President of Nationwide Bank. The following is a summary of the material terms of the offer letter Ms. Arvia accepted on July 13, 2006:

Ms. Arvia will receive a base salary of $325,000 per year and will be eligible for an annual performance incentive bonus. For 2006, Ms. Arvia’s incentive bonus is guaranteed at 55% of her non-prorated annual base salary. Beginning in 2007, Ms. Arvia’s annual performance incentive bonus will be based on individual and business unit performance.

Ms. Arvia will receive a long-term incentive award opportunity under the NFS Long-Term Equity Compensation Plan, with a total target opportunity for 2006 of $157,200, prorated to her hire date. The award will be allocated as follows: (i) 50% paid in non-qualified stock options for NFS Class A common stock, which options will vest one-third on each of the first three anniversary dates of the grant and have a ten-year term and (ii) 50% paid in cash, based on the increase or decrease in Nationwide Value Added performance metrics from the previous year. One-third of the award earned will be paid in March 2007 if pre-established economic value creation targets are satisfied. The remaining two-thirds of the award earned will be carried forward as a beginning bank balance for 2008. All long-term incentive targets and awards are subject to approval by the NFS Board of Directors.

In addition, pursuant to the offer letter, Ms. Arvia will receive a sign-on incentive of $100,000, of which $50,000 is payable within thirty (30) days of employment, with the remaining $50,000 payable in January 2007 if she is employed in good standing on the date of payment. The sign-on incentive is subject to a repayment schedule if Ms. Arvia voluntarily terminates prior to 24 months of employment. Further, Ms. Arvia will receive shares of NFS restricted stock worth $50,000, which stock will vest one-third per year.

Ms. Arvia will be eligible to receive a package of executive benefits, including participation in the Nationwide Retirement Plan, the Nationwide Supplemental Retirement Plan, the Nationwide 401(k) Plan and the Nationwide Supplemental Defined Contribution Plan; customary health and welfare benefits; and a relocation package.

In the event that Ms. Arvia is terminated from employment for a reason other than gross misconduct, fraud, ethical or criminal violations or violations of corporate policy, she will receive a severance benefit equal to one year of base salary and any accrued short-term incentive award, and access to outplacement firm services.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1    Press release dated July 17, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC.
(Registrant)

Date: July 17, 2006	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer